Exhibit h (28) under Form N-1A
Exhibit 10 under Item 601/Reg.S-K
Agreement for Administrative Services
EXHIBIT 1
This contract is for federated funds only.
(revised as of 1/1/10)
CONTRACT
DATE                      INVESTMENT COMPANY
11/1/03                      Federated Equity Funds
11/1/03                                Federated Mid Cap Growth Strategies Fund
11/1/03                                           Class A Shares
11/1/03                                           Class B Shares
11/1/03                                           Class C Shares
9/1/06                                           Class K Shares
12/1/09                                           Institutional Shares